Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Gold Kist Inc.:

We consent to the use of our reports included herein and to the reference to our firm under the heading “Experts” in the disclosure statement-prospectus.

/s/    KPMG LLP

Atlanta, Georgia

May 27, 2004